Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

O’CHARLEY’S INC.

at

$9.85 NET PER SHARE

Pursuant to the Offer to Purchase dated February 27, 2012

by

FRED MERGER SUB INC.

an indirect wholly-owned subsidiary of

FIDELITY NATIONAL FINANCIAL, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF MONDAY, APRIL 2, 2012, UNLESS THE TENDER OFFER IS EXTENDED.

February 27, 2012

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 27, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”) in connection with the offer by Fred Merger Sub Inc., a Tennessee corporation (the “Purchaser”) and an indirect wholly-owned subsidiary of Fidelity National Financial, Inc., a Delaware corporation (“Parent”), to purchase for cash all outstanding shares of common stock, without par value (the “Shares”), of O’Charley’s Inc., a Tennessee corporation (“O’Charley’s”), at a purchase price of $9.85 per Share, net to the sellers in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $9.85 per Share, net to you in cash, without interest thereon and less any required withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Monday, April 2, 2012 unless the Offer is extended by the Purchaser.

4. The Offer is subject to certain conditions described in Section 15 (“Certain Conditions of the Offer”) of the Offer to Purchase.

5. Tendering shareholders who are registered shareholders or who tender their Shares directly to American Stock Transfer & Trust Company, LLC (the “Depositary”) will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchaser’s purchase of Shares pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

O’CHARLEY’S INC.

at

$9.85 NET PER SHARE

Pursuant to the Offer to Purchase dated February 27, 2012

by

FRED MERGER SUB INC.

an indirect wholly-owned subsidiary of

FIDELITY NATIONAL FINANCIAL, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 27, 2012, and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), in connection with the offer by Fred Merger Sub Inc., a Tennessee corporation (the “Purchaser”) and an indirect wholly-owned subsidiary of Fidelity National Financial, Inc., a Delaware corporation (“Parent”), to purchase for cash all outstanding shares of common stock, without par value (the “Shares”), of O’Charley’s Inc., a Tennessee corporation (“O’Charley’s”), at a purchase price of $9.85 per Share, net to the sellers in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))
Please Print Names(s)
Address Include Zip Code

Area code and

Telephone no.

Tax Identification

or Social Security No.

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